Exhibit 99.1

Resource Acquisition Group, Inc. Closes Reverse Merger

Completes Transaction with the Leading Chain of Supermarkets in Kazakhstan

LAS VEGAS, NV—February 17, 2011 – Resource Acquisition Group, Inc. (the ”Company”) (OTCBB:DKII) is pleased to announce that on February 11, 2011 it completed the reverse acquisition of American Retail Group, Inc. (“ARG”). Upon the closing of the transaction, the former ARG stockholders were issued shares of common stock representing approximately 98.1% of 20,801,603 shares of the Company’s issued and outstanding shares in exchange for 100% of the outstanding shares of common stock of ARG held by them.  The prior officers  of the Company resigned, effective February 11, 2011, and Ms. Soledad Bayazit was appointed as Chairperson, Chief Executive Officer and Chief Financial Officer of the Company, and Mr. Vassili Oxenuk and Mr. Artur Januszewski were appointed as directors.  The prior directors of the Company resigned effective February 20, 2011.

American Retail Group is a Nevada corporation that owns 100% of the stock of TOO “SM Market Retail,” a limited liability company organized under the laws of the Republic of Kazakhstan.  SM Market is a leading chain of supermarkets in Kazakhstan and currently operates 35 stores located in eight regions of the country.   For the fiscal year ended December 31, 2009, ARG had revenues of $218 million and net income of $15 million.  Ms. Bayazit, CEO, commented, “We are excited to have completed this transaction.  Now that we are a public company, we are proceeding with our plans to access the capital markets in order to finance the expansion of our chain of SM Market supermarkets.  We are confident that this will facilitate our growth and further solidify our position as a leading retailer in Kazakhstan and other potential markets.”   Details regarding the foregoing transaction are contained in the Company’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission on February 14, 2011.

AMERICAN RETAIL GROUP, INC.

We are one of the leading supermarket chains in the Republic of Kazakhstan and we currently operate 35 stores under the “SM Market” brand name. Twenty-three of our supermarkets are located in Almaty, the largest city in Kazakhstan and its commercial center, while the remaining supermarkets are located in seven major districts throughout the country.  Our supermarkets sell a broad selection of merchandise including groceries, fresh food, alcoholic beverages and non-food items.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon the current plans, estimates and projections of Resource Acquisition’s management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in Kazakhstan, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in Kazakhstan, general economic conditions; geopolitical events and regulatory changes, availability of capital, the Company's ability to maintain its competitive position and dependence on key management.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

CONTACT:                    Resource Acquisition Group, Inc.
John Leo, Primary Capital LLC
Email: jleo@primaryllc.com